Exhibit 99.1

FOR IMMEDIATE RELEASE September 29, 2008

IPTIMIZE ADDS THREE BUSINESS EXPERTS TO ITS BOARD OF DIRECTORS

Denver, CO, September 29, 2008 – IPtimize, Inc. (Pink Sheets: IPZI, “IPtimize”), a broadband voice and data service provider, announced today it has added three new board members to its board of directors, bringing the full board to a total of seven members.

Jeffrey R. Galgano, Michael Geller and Martin Grusin have joined the board at IPtimize, adding to the business expertise already brought to the IPtimize board by Ron Pitcock, Bob McGraw, Stan McGinnis, and Paul Maxwell.

Mr. Galgano has been President and a Director of the privately-held Sentinel Technologies, Inc. and CFO of Sentinel’s operating company Tidel Enginnering, L.P. since October 2006. Tidal designs, manufactures and sells timed access cash management technology platforms and machine networks used by convenience stores, restaurants and other retailers. Mr. Galgano developed extensive expertise in brokerage and investment banking leading the Denver Corporate Finance office as Managing Director of Stifel Nicolaus & Company, Inc. and as Managing Director of A.G. Edwards & Sons, Inc’s Denver Corporate Finance office earlier in his career. Mr. Galgano holds an MBA from the J.L. Kellogg Graduate School of Management, Northwestern University and a BSC from DePaul University.

Mr. Geller brings manufacturing, retail and distribution knowledge to the IPtimize board, having worked with Seagram Distillers for 11 years, eventually leaving his division vice presidency to pursue other interests. He has been CEO of Beverage Distributors, the Chairman at Best Card LLC, the Chairman of Lowell 17 Hospital and the President of the Colorado Wholesalers Association. At one point, Mr. Geller was lauded by Time Magazine with the national recognition of being named the Wholesaler of the Year. Mr. Geller has a BBA in Marketing and Accounting from Pace University.

A specialist in finance, taxation and law, Mr. Grusin is an actively practicing attorney who specializes in tax planning for individuals and corporations, real estate, real estate planning and development matters, estate planning, and banking. He is a principal in the Law Office of Martin A. Grusin, P.C. and was formerly, for 24 years prior to now, a principal in the firm of Johnson, Grusin, Kee & Surprise, P.C. In addition to his law practice, he has served as President and Chief Executive Officer and as a member of the board of directors of United American Bank and its holding company, W.B.T. Holding Company, and he has served as an associate professor at the University of Arkansas in the Graduate School of Engineering. Mr. Grusin received a B.S. degree from the University of Memphis and received his J.D. from University of Memphis School of Law and an L.L.M. (Tax Specialty) from the University of

Miami School of Law. He is a member of the Memphis Bar Association, Tennessee Bar Association, and the Tax Committee of the American Bar Association.

“We’re very pleased to supplement the board with the additional business, technical, financial and legal expertise that these three gentlemen offer,” said Ron Pitcock, IPtimize’s CEO. “We are a rapidly expanding business with an opportunity-filled future, and the guidance of a well-rounded and business-focused board will be vital to charting the long-term course ahead of us.”

About IPtimize, Inc.

IPtimize is a broadband voice and data service provider focused on connecting, adapting and managing commercial and residential IP services for select industry channels. Utilizing proven, standards-based Internet delivery technologies, IPtimize enables its customers to offer business-class bundled services that are easy to implement and network. The solutions/services are carrier and terminal equipment agnostic, cost efficient, fully monitored and supported. IPtimize works directly with leading international network providers to simplify each customer’s competitive navigation and management of the voice business and other IP opportunities. For more information, visit www.iptimize.com.

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Contacts:

Corporate	Investor
October Strategies, Inc. for IPtimize	Cirrus Financial Communications
LaRae Marsik or Joanne Dant	Pamela Solly
(303) 471-4511, (303) 346-5527	(720) 489-4912
info@octoberstrategies.com	pamela.solly@cirrusfc.com

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.